                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                MANUFACTURERS' SERVICES LIMITED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        MANUFACTURERS' SERVICES LIMITED
                                300 CONCORD ROAD
                               CONCORD, MA 01742

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 22, 2001

Stockholders of Manufacturers' Services Limited:

    The Annual Meeting of Stockholders of Manufacturers' Services Limited (the "Company") will be held at 300 Baker Avenue, Concord, MA 01742 on Tuesday,
May 22, 2001, beginning at 4:00 p.m. (local time), to consider and act upon the following matters:

1. To elect two Class I directors to serve on the Board of Directors until the 2004 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve an amendment to the 2000 Equity Incentive Plan, as amended, to increase the number of shares available for issuance under the plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2001; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on April 2, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof.

    You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                         By order of the Board of Directors,
                                          Alan R. Cormier
                                          Secretary

Concord, Massachusetts
April 17, 2001

                        MANUFACTURERS' SERVICES LIMITED
                                300 BAKER AVENUE
                               CONCORD, MA 01742
                                 (978) 287-5630

                                PROXY STATEMENT

         --------------------------------------------------------------

             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2001

         --------------------------------------------------------------

GENERAL INFORMATION

    This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Manufacturers' Services Limited ("Company") for use at the Annual Meeting of Stockholders of the Company to be held at 300 Baker Avenue, Concord, Massachusetts 01742 on Tuesday, May 22, 2001, beginning at 4:00 p.m. (local time), and any adjournment thereof ("Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. The Company's Annual Report, this Proxy Statement, the Notice and the enclosed form of proxy were mailed to stockholders on or about April 17, 2001.

    PROXIES. Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted as recommended by the Board of Directors. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated, signed proxy, or by attending the Meeting and voting in person by ballot.

    SOLICITATION OF PROXIES. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses. The Company has also retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies. Corporate Investor Communications, Inc. will receive a fee of $5,000 plus out-of-pocket expenses, which will be paid by the Company.

    QUORUM REQUIREMENT. Stockholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at the Meeting. As of April 2, 2001, there were 33,537,680 shares of Common Stock, $0.001 par value per share ("Common Stock"), issued and outstanding of which 29,031,320 are entitled to vote at the Meeting. In accordance with the Company's Certificate of Incorporation, 4,506,360 of the shares held by Credit Suisse First Boston ("CSFB") will not be entitled to be voted by such entity, unless and to the extent that, CSFB and the Company have complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of such shares as voting securities. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

    VOTES REQUIRED. The affirmative vote of the holders of shares representing a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the votes cast at the Meeting on the matter is required to approve the amendment to the 2000 Equity Incentive Plan, and to ratify the appointment of the Company's independent auditors.

    Shares which abstain from voting as to a particular matter will not be counted as votes cast on such matter. Shares held in street name by brokers and nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of the holders of shares representing a certain percentage of votes cast on the matter, such as the matters presented at the Meeting, have no effect on the voting of such matter.

    The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

                      BENEFICIAL OWNERSHIP OF VOTING STOCK

    The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of Common Stock as of February 28, 2001, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and nominee for director of the Company, each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                                     AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP
                                                         ---------------------------------------------
                                                                                PERCENT OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER OF SHARES (1)      COMMON STOCK (2)
------------------------------------                     --------------------   ----------------------
5% Stockholders
  CSFB (3).............................................       16,392,427                49.20
  Dresdner RCM Global Investors LLC (4)................        1,712,600                 5.14
Directors
  George W. Chamillard (5).............................           18,333              *
  Thompson Dean (6)....................................       16,392,427                48.70
  Robert E. Donahue (7)................................          317,672              *
  John F. Fort, III (8)................................           19,000              *
  Kevin C. Melia (9)...................................        1,195,365                 3.58
  William J. Weyand (10)...............................           16,666              *
  Curtis S. Wozniak (11)...............................            9,666              *
  Karl R. Wyss.........................................                0              *
Other Named Executives
  Rodolfo Archbold (12)................................           45,775              *
  James N. Poor (13)...................................           26,887              *
  Albert A. Notini (14)................................           25,630              *
All directors and executive officers as a group --
  12 persons (15)......................................       18,067,421                54.23

------------------------

       * less than 1% of the issued and outstanding Common Stock.

     (1) Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. The reported beneficial ownership of at least 5% of the outstanding Common Stock is based upon a Schedule 13 G filed by such holder, or as otherwise specified by such holder. Each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options or warrants held by him that are currently exercisable or exercisable within 60 days after February 28, 2001, and all references in the footnotes to options refer to only such options or warrants.

     (2) Number of shares deemed outstanding includes 33,315,104 shares outstanding as of February 28, 2001 plus any shares subject to outstanding stock options or warrants held by the person or entity in question.

     (3) The shares of Common Stock in the table represent shares of Common Stock and 167,046 warrants owned by Credit Suisse First Boston, a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute part of the Credit Suisse First Boston business unit (the "CSFB business unit"). Credit Suisse First Boston owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The ultimate parent company of Credit Suisse First Boston and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc. ("CSFB-USA"). The Common Stock and warrants in this table are held directly by direct and indirect subsidiaries of CSFB-USA in connection with merchant banking investments, as well as by merchant banking funds advised by subsidiaries of CSFB-USA. The shares of Common Stock included in the table include 4,506,360 shares that are not entitled to be voted by CSFB at any time and unless and to the extent that, CSFB and the Company have complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of such shares as voting securities. Credit Suisse First Boston's mailing address is Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland.

     (4) The shares of Common Stock in the table represent shares of Common Stock owned by Dresdner RCM Global Investors LLC ("Dresdner RCM"), a Delaware limited liability corporation. Dresdner RCM has sole voting power in connection with 1,280,500 shares of the 1,712,600 shares owned by it. Dresdner RCM is an indirect wholly owned subsidiary of Dresdner Bank AG, an international banking organization. Dresdner RMC's mailing address is Four Embarcadero Center, San Francisco, California 94111.

     (5) The shares of Common Stock in the table include 8,333 shares that can be acquired upon the exercise of outstanding options.

     (6) The table includes 16,225,380 shares of Common Stock and 167,046 warrants held by Credit Suisse First Boston, of which Mr. Dean is a managing director. Mr. Dean disclaims beneficial ownership of such warrants and shares.

     (7) The shares of Common Stock included in the table include 187,290 shares that can be acquired upon the exercise of outstanding options and 84,654 shares of Common Stock owned by members of Mr. Donahue's immediate family.

     (8) The shares of Common Stock in the table include 15,000 shares that can be acquired upon the exercise of outstanding options.

     (9) The shares of Common Stock in the table include 415,261 shares that can be acquired upon the exercise of outstanding options and 778,144 shares owned by or in trust for members of Mr. Melia's immediate family.

    (10) The shares of Common Stock in the table include 6,666 shares that can be acquired upon the exercise of outstanding options.

    (11) The shares of Common Stock in the table include 6,666 shares that can be acquired upon the exercise of outstanding options.

    (12) The shares of Common Stock in the table include 37,677 shares that can be acquired upon the exercise of outstanding options.

    (13) The shares of Common Stock in the table include 20,239 shares that can be acquired upon the exercise of outstanding options.

    (14) The shares of Common Stock in the table include 23,670 shares that can be acquired upon the exercise of outstanding stock options.

    (15) The shares of Common Stock in the table include 714,802 shares that can be acquired upon the exercise of outstanding stock options by all directors and executive officers as a group.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
  NOMINEES LISTED BELOW.

    The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2001 Annual Meeting of Stockholders, three Class II Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 2003 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

    The persons named in the enclosed proxy will vote to elect Karl R. Wyss and William J. Weyand as Class I Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Messrs. Wyss and Weyand are currently Class I Directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

    If elected, all nominees will serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

    Biographical and certain other information concerning the directors of the Company, including those who are nominees for re-election, is set forth below:

CLASS I NOMINEES (for election for a three year term expiring at the 2004 Annual
  Meeting)

KARL R. WYSS. DIRECTOR SINCE SEPTEMBER 1997; AGE 61

    Mr. Wyss has been Chairman and CEO of Thermadyne Holdings Corporation, a manufacturer of industrial products, since January 1, 2001, and has been a consultant to Credit Suisse First Boston, a global investment banking firm, since January 1, 2001. From 1993 through December 31, 2000, he was a Managing Director and Operating Partner of Credit Suisse First Boston, or its predecessor, DLJ Merchant Banking, Inc., a merchant banking firm. Mr. Wyss is a director of Brand Scaffold Services, Inc., CommVault Systems, Inc. Localiza Rent a Car S.A., Mallory S.A. and Von Hommann Press, Inc.

WILLIAM J. WEYAND. DIRECTOR SINCE APRIL 2000; AGE 56

    Mr. Weyand has served since June 1997 as President and Chief Executive Officer of Structural Dynamics Research Corporation, a web-based collaborative product development solutions company, and has been Chairman of the Board of that company since February 1998. Prior to joining Structural Dynamics Research Corporation, Mr. Weyand served as Executive Vice President of Measurex Corporation, a measurement and industrial automation supplier, from January 1995 to April 1997. He currently also serves as a member of the boards of directors of TechSolve, the Arthritis Foundation, and as a member of the Greater Cincinnati Regional Technology Initiative Board. He is also a past Chairman of the Paper Industry Management Association.

CLASS II DIRECTORS (holding office for the term expiring at the 2002 Annual
  Meeting)

JOHN F. FORT, III. DIRECTOR SINCE NOVEMBER 1998; AGE 59

    Mr. Fort retired from his position as the Chairman of the Board of Tyco International Ltd. in January 1993. He is currently a director of Tyco International Ltd., Insilco Corporation, Roper Industries and Thermadyne Holdings Corporation.

GEORGE W. CHAMILLARD. DIRECTOR SINCE MAY 2000; AGE 62

    Mr. Chamillard has served as Chairman of the Board of Teradyne, Inc., a supplier of automatic test equipment for the electronics and telecommunications industries, since June, 2000 and as Chief Executive Officer of Teradyne since May 1997 and as President and a director of Teradyne since January 1996.
Mr. Chamillard served as Chief Operating Officer of Teradyne from 1996 until May 1997 and as Executive Vice President from January 1994 until January 1996.

CURTIS S. WOZNIAK. DIRECTOR SINCE JANUARY 2001; AGE 45

    Mr. Wozniak has served as Chairman of the Board of Electroglas, Inc., a supplier of process management tools to the semiconductor industry, since August 1997 and joined Electroglas as Chief Executive Officer in April 1996. From 1994 to April 1996, Mr. Wozniak served as President and Chief Operating Officer of Xilinx, Inc, a supplier of programmable logic devices.

CLASS III DIRECTORS (holding office for the term expiring at the 2003 Annual
  Meeting)

KEVIN C. MELIA. DIRECTOR SINCE JANUARY 1994; AGE 53

    Mr. Melia, a founder of the Company, has been a director and Chairman and Chief Executive Officer since 1994. From December 1994 to February 1999, he also served as President. Prior to this, he was acting President of Sun
Microsystems, Inc., a computer and software company, from 1992 to 1994 and Chief Financial Officer from 1991 to 1994. Mr. Melia currently serves as a director of Iona Technologies Plc, and Horizon Technologies.

ROBERT E. DONAHUE. DIRECTOR SINCE APRIL 2000; AGE 52

    Mr. Donahue has served as President of the Company since February 1999. Mr. Donahue joined the Company in August 1997 as Chief Financial Officer and served in that capacity until his promotion to President in February 1999. Mr. Donahue also served as Chief Financial Officer from April 2000 until November 2000. Prior to joining MSL, Mr. Donahue served as Chief Financial Officer of Stratus Computer, Inc., a computer manufacturer, from 1990 to August 1997.

THOMPSON DEAN. DIRECTOR SINCE JANUARY 1995; AGE 43

    Mr. Dean has been a director since January 1995. Mr. Dean has been a Managing Director of Credit Suisse First Boston, a global investment banking firm, since January 2001 and was a Managing Director of DLJ Merchant
Banking, Inc., a merchant banking firm, from 1991 to 2000. He currently serves as Chairman of the Board of Von Hoffmann Press, Inc., Arcade Holding Corp. and DeCrane Aircraft Holdings, Inc. and as a director of Formica Corp., Insilco Holding Co., Phase Metrics, Inc., Mueller Holdings, (N.A.), Inc., Amatek Ltd. and Charles River Laboratories, Inc.

    Each director is elected and serves until his successor is duly elected and qualified or until the earlier of his death, disability, retirement, resignation or removal. All members of the Board of Directors set forth herein, except for Mr. Wozniak, were elected pursuant to a stockholders agreement that was originally entered into in connection with an investment in the Company by entities affiliated with Credit Suisse First Boston, formerly Donaldson,
Lufkin & Jenrette, Inc., in January 1995. See "Relationships and Transactions with Related Parties--Stockholders Agreement." There are no family relationships between any of the directors or executive officers.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors has standing Audit and Compensation Committees, each of which consists entirely of independent, non-employee directors.

    AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Fort (Chairman), Chamillard and, as of February 7, 2001, Mr. Wozniak. As specified in its charter, the Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, which firm is ultimately accountable to the Committee and the Board of Directors. The Committee evaluates the performance of the independent auditor, approves the fees to be paid and, if so determined by the Committee, recommends that the Board of Directors replace the independent auditor. Other responsibilities include the review of the engagement of the independent auditors, including the scope, extent and procedures of the audit and the review, in consultation with the independent auditors, of the audit results and their proposed opinion letter or audit report and any related management letter. The Audit Committee reviews with management and the independent auditor the quarterly and year end financial statements and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee held two meetings during 2000.

    COMPENSATION COMMITTEE. The members of the Compensation Committee are Messrs. Weyand (Chairman) and Fort. The Compensation Committee establishes a philosophy governing all executive compensation plans, reviews proposals by management and makes recommendations to the Board concerning compensation, bonuses and benefit plans. The Compensation Committee also grants options under and administers the various option and employee stock purchase plans. The Compensation Committee held three meetings during 2000.

    The Board of Directors held seven meetings during 2000. In 2000, each current director attended at least 75% of the meetings of the Board held during the period he served as a director and of the committee(s) of the Board on which he served during the period for which he served.

DIRECTOR COMPENSATION

    The directors, other than Messrs. Chamillard, Fort, Weyand and Wozniak, are not paid fees for serving on the board. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at the board meetings. Messrs. Chamillard, Fort, Weyand and, from January 15, 2001,
Mr. Wozniak, each receive an annual retainer of $15,000. Each committee chairman receives an additional annual retainer of $2,500. In December 1998, the Company granted Mr. Fort options to purchase 12,500 shares of Common Stock at an exercise price of $4.80 per share. In April 2000, the Company granted
Mr. Weyand options to purchase 12,500 shares of Common Stock at an exercise price of $12.28 per share. In May 2000, the Company granted Mr. Chamillard options to purchase 12,500 shares of Common Stock at an exercise price of $12.28 per share. Each of these options vests in equal annual installments over three years and will become fully vested upon a change in control of the Company. In June 2000, the Board of Directors and the stockholders approved the 2000 Non-Employee Director Stock Option Plan (the "2000 Director Plan") which specifies that each director will be granted options to purchase 20,000 shares upon his or her initial election to the Board and an option for 5,000 shares at each subsequent annual stockholders' meeting. In October 2000 Messrs. Weyand and Chamillard each received options to purchase 7,500 shares at an exercise price of $16.00 per share and Mr. Fort received options to purchase 20,000 shares at an exercise price of $16.00 per share pursuant to the 2000 Director Plan. In January 2001, Mr. Wozniak received, under the 2000 Director Plan, options to purchase 20,000 shares at an exercise price of $7.38 per share. Each of these options vest 1/3 on the grant date, and 1/3 on each of the first and second anniversary of the grant date and become all fully vested upon a change in control of the Company.

                                 PROPOSAL NO. 2
     PROPOSAL TO AMEND THE COMPANY'S 2000 EQUITY INCENTIVE PLAN, AS AMENDED

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT.

    The 2000 Equity Incentive Plan, as amended (the "2000 Plan"), was adopted by the Board of Directors and stockholders of the Company in January 2000. The number of shares issuable under the 2000 Plan includes: (1) 2,668,750 shares of Common Stock, (2) any shares covered by options issued under the 2000 Plan or under the Second Amended and Restated Non-Qualified Stock Option Plan, as amended, which terminate unexercised, and (3) annual increases on the date of each annual meeting of stockholders, commencing with the Meeting, equal to 1.0% of the outstanding shares of the Common Stock on that date or such lesser amount as may be determined by the Board of Directors. On March 2, 2001, the Board of Directors approved an amendment to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock available under the 2000 Plan by 3,000,000 shares.

    The purpose of the 2000 Plan is to enable the Company to attract, retain and motivate employees and consultants by providing for or increasing the proprietary interests of such persons in the Company. In the judgement of the Board of Directors, a grant of an award under the 2000 Plan is a valuable incentive to the participants and serves to the ultimate benefit of stockholders by aligning more closely the interests of such individuals with those of stockholders.

    As of February 15, 2001, there were 210,620 shares of Common Stock authorized and available for issuance under the 2000 Plan and not subject to outstanding awards. The Board of Directors believes that the number of shares available under the 2000 Plan (including those to be added automatically at each annual meeting of stockholders) is insufficient to meet the Company's needs for long term incentive compensation in the form of stock options. The Board of Directors has determined that it is desirable and in the best interests of the Company and its stockholders to increase the number of shares available for issuance under the 2000 Plan to maintain and improve the Company's ability to attract and retain key personnel and to serve as an incentive to such personnel to make extra efforts to contribute to the Company's success. The proceeds received by the Company from the exercise of options are used for general corporate purposes of the Company.

    As of February 28, 2001 the Company had approximately 6,500 employees, all of whom were eligible to participate in the 2000 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the performance of employees and the Company's hiring needs during the year and thus the Company cannot now determine future award recipients. From the initial adoption of the 2000 Plan through February 28, 2001, options to purchase an aggregate of 300,000 shares had been granted to Kevin C. Melia, Chairman of the Board and Chief Executive Officer; options to purchase 375,000 shares had been granted to Robert E. Donahue, President of the Company; options to purchase 232,000 shares had been granted to Albert A. Notini, Executive Vice President and Chief Financial Officer of the Company; options to purchase 53,750 shares had been granted to Rodolfo Archbold, the Executive Vice President and Chief Technology Officer of the Company; options to purchase 53,750 shares had been granted to James N. Poor, the Executive Vice President of Human Resources of the Company; options to purchase an aggregate of 1,064,500 shares had been granted to all current executive officers of the Company; and options to purchase an aggregate of 1,553,450 shares had been granted to all employees of the Company who are not current executive officers, as a group.

    On March 30, 2001 the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $2.99.

SUMMARY OF 2000 EQUITY INCENTIVE PLAN, AS AMENDED

    The 2000 Equity Incentive Plan (the "2000 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options to employees, directors and consultants. The Board of Directors has appointed the Compensation Committee to administer the 2000 Plan. The Compensation Committee has the power to determine the terms of each option granted, including the exercise price of the option, the times at which each option will vest, the number of shares subject to each option, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Board of Directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the 2000 Plan. The maximum number of shares subject to options that can be awarded under the 2000 Plan to any person is one million per calendar year.

    Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee. Options granted under the 2000 Plan must generally be exercised within 3 months after the end of an optionee's status as an employee, director or consultant, or within 12 months after that optionee's death or disability, but in no event later than the expiration of the option term. However, vested but unexercised options will terminate immediately if the optionee violates his or her non-competition agreement.

    The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options granted under the 2000 Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2000 Plan may not exceed ten years.

    The 2000 Plan provides that in the event the Company merges with or into another corporation or sells substantially all of its assets, or at least 40% of the Common Stock is acquired by an independent third party, each outstanding option shall vest and become exercisable.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United Stated federal income tax consequences that generally will arise with respect to options granted under the 2000 Plan.

    INCENTIVE STOCK OPTIONS. In general, a grantee will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a grantee will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the grantee to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the grantee has owned the ISO Stock at the time it is sold. If the grantee sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the grantee will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the grantee sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the grantee will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the grantee has held the ISO Stock for more than one year prior to the date of sale.

    If a grantee sells ISO Stock for less than the exercise price, then the grantee will recognize capital loss in the amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long-term capital loss if the grantee has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a grantee will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a grantee who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a grantee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a grantee generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the grantee's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the grantee has held the NSO Stock for more than one year prior to the date of the sale.

    TAX CONSEQUENCES TO THE COMPANY. The grant of an option under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
              PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP has served as independent auditors of the Company since 1994. The stockholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP at the Meeting. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify the selection. If the proposal is not approved by the stockholders at the Meeting, the Board of Directors may reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    AUDIT FEES. PricewaterhouseCoopers LLP billed the Company an aggregate of $565,440 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended
December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
FEES. PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with the design or implementation of financial information systems.

    ALL OTHER FEES. PricewaterhouseCoopers LLP billed the Company an aggregate of $1,248,783 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000. Included in this amount is $525,750 related to services performed in connection with the Company's initial public offering and $397,000 related to due diligence and consulting services performed in connection with the Company's business and asset acquisitions.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid by the Company for each of the last two fiscal years to its Chief Executive Officer and the Company's four other most highly compensated executive officers during 2000 ("Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                     ANNUAL COMPENSATION                AWARDS
                                           ---------------------------------------    SECURITIES      ALL OTHER
                                 FISCAL                             OTHER ANNUAL      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS      COMPENSATION(1)     OPTIONS           (2)
---------------------------     --------   --------   ----------   ---------------   ------------   -------------
Kevin C. Melia (3)............    2000     $350,000   $4,025,124        $5,100          125,000        $ 9,629
  Chairman and Chief Executive
    Officer...................    1999     $350,000   $  418,994        $3,264          437,500        $ 9,076

Robert E. Donahue.............    2000     $294,230   $  325,553        $5,100          250,000        $11,883
President.....................    1999     $272,116   $  244,904        $3,264          112,500        $12,574

Albert A. Notini (4)..........    2000     $168,269   $  273,971        $5,100          232,000        $   392
  Executive Vice President and
    Chief Financial Officer

Rodolfo Archbold..............    2000     $188,077   $  112,273        $5,100           53,750        $ 4,057
  Executive Vice President and
    Chief Technology
    Officer...................    1999     $169,327   $   84,664        $3,264           31,250        $ 3,919

James N. Poor.................    2000     $152,114   $   87,895        $5,100           53,750        $ 1,183
  Executive Vice President,
    Human Resources...........    1999     $138,077   $   69,039        $3,264           10,000        $ 1,563

------------------------

(1) Represents amount of matching contribution by the Company under its 401(k).

(2) Represents insurance premiums that the Company paid for term life insurance and long-term disability policies on behalf of the named executive officer.

(3) 2000 bonus includes a special stock bonus of 200,000 shares of Common Stock issued in January 2000 at a value of $18.00 per share.

(4) 2000 bonus includes a signing bonus of $100,000 when Mr. Notini joined the Company in May 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information concerning options to purchase Common Stock of the Company granted during the fiscal year ended December 31, 2000 to each of the Named Executives.

                                        INDIVIDUAL GRANTS IN FISCAL 2000                           POTENTIAL REALIZABLE VALUE
                       -------------------------------------------------------------------         AT ASSUMED ANNUAL RATES OF
                        NUMBER OF     % OF TOTAL                                                  STOCK PRICE APPRECIATION FOR
                       SECURITIES      OPTIONS                   FAIR MARKET                            OPTION TERM (2)
                       UNDERLYING     GRANTED TO    EXERCISE      VALUE PER                  --------------------------------------
                         OPTIONS     EMPLOYEES IN   PRICE PER   SHARE ON DATE   EXPIRATION
NAME                   GRANTED (1)       2000         SHARE       OF GRANT         DATE          0%           5%            10%
----                   -----------   ------------   ---------   -------------   ----------   ----------   -----------   -----------
Kevin C. Melia.......    125,000          5.2%        12.28         $18.00        2/03/10    $  715,000   $2,130,013    $4,300,921
Robert E. Donahue....    250,000         10.5%        12.28         $18.00        2/03/10    $1,430,000   $4,260,026    $8,601,841
Albert A. Notini.....    100,000          4.2%        12.28         $18.00        4/24/10    $  572,000   $1,704,010    $3,440,736
                          25,000          1.0%        18.00         $18.00        5/01/10    $        0   $  283,003    $  717,184
                           7,000          0.2%        16.00         $16.00        6/20/10    $        0   $   70,436    $  178,499
                         100,000          4.2%         8.19         $ 8.19       10/13/10    $        0   $  514,907    $1,304,877
Rodolfo Archbold.....     18,750          0.7%        12.28         $18.00        2/01/10    $  107,250   $  319,502    $  645,138
                          35,000          1.4%         8.19         $ 8.19       10/13/10    $        0   $  180,218    $  456,707
James N. Poor........     18,750          0.7%        12.28         $18.00        2/01/10    $  107,250   $  319,502    $  645,138
                          35,000          1.4%         8.19         $ 8.19       10/13/10    $        0   $  180,218    $  456,707

--------------------------

(1) All options granted to the Named Executives were granted under the Company's 2000 Equity Incentive Plan, as amended. The exercise price of all options was equal to the fair market value of the Common Stock on the date of the grant except that the options having an exercise price of $12.28 per share to each of Messrs. Melia, Donahue, Notini, Archbold and Poor were issued at less than fair market value on the date of grant. The options are generally not transferable by the optionee, are exercisable for a ten year period from the date of the grant, must generally be exercised within 3 months after the end of the optionee's status as an employee or within twelve (12) months after the optionee's death or disability. Each option vests ratably as to 50% of the shares covered thereby over a four year period and vests as to the remaining 50% of the shares covered thereby after eight (8) years, subject to acceleration in equal installments annually over a four year period contingent upon the Company achieving financial objectives selected by the Board of Directors.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain information concerning stock option exercises by the Named Executives during the fiscal year ended December 31, 2000 and options held by the Named Executives as of December 31, 2000.

                                                                  NUMBER OF SECURITIES                VALUE OF
                                    NUMBER OR                    UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                     SHARES                        OPTIONS AT 12/31/00         OPTIONS AT 12/31/00(2)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
Kevin C. Melia...................     56,166      $465,054       347,552        214,948         136,718        273,438
Robert E. Donahue................     51,568      $ 16,759       153,959        267,622         269,075        104,059
Albert A. Notini.................          0             0        11,170        220,830               0              0
Rodolfo Archbold.................      1,450      $ 11,600        30,198         60,852          24,804         20,858
James N. Poor....................          0             0        15,239         64,761          31,745         29,161

------------------------

(1) Represents the difference between the option exercise price and the closing price of the Common Stock on the New York Stock Exchange on the date of exercise.

(2) Represents the difference between the option exercise price and the closing price of the Common Stock on December 29, 2000 of $6.625, the last trading day in fiscal 2000.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    On January 20, 1995, the Company entered into an employment agreement with Kevin C. Melia for an initial term of three years, after which the term was and will continue to be automatically extended until terminated by either party upon three months' prior written notice. The agreement provides that Mr. Melia will serve as the Chief Executive Officer and will also serve on the Board of Directors as Chairman. Under the agreement, the Company will pay Mr. Melia a base salary of up to $350,000 plus annual bonuses based upon financial performance. The agreement specifies that if the Company terminates Mr. Melia for cause (as defined therein), all of Mr. Melia's options will terminate and the Company will have the right to purchase all of Mr. Melia's shares of the Common Stock at the lesser of fair market value or the initial cost of those shares. If the Company terminates Mr. Melia without cause or if Mr. Melia terminates the agreement for good reason, Mr. Melia will receive the sum of one year's base salary calculated at the level of his base salary at the time of termination and an amount equal to his previous year's bonus. In addition, Mr. Melia would be entitled to sell his shares of Common Stock to the Company at fair market value. If Mr. Melia terminates the agreement for any other reason (other than death or disability), the Company will have the right to purchase his shares of Common Stock at fair market value.

    The agreement also provides that during any period that Mr. Melia is entitled to receive any severance payments, he will not enter into competitive endeavors and will not undertake any commercial activity that is contrary to the Company's best interest or that of the Company's affiliates, including accepting employment or acquiring an interest in any entity (other than up to 2% of any publicly traded company) that derives more than 10% of its profits, revenues or earnings from electronic contract manufacturing. In addition, the agreement requires Mr. Melia to refrain from soliciting or hiring the Company's employees for two years following his termination.

    The Company has also entered into employment letter agreements with Robert
E. Donahue, Rodolfo Archbold, and James N. Poor. These agreements provide that in addition to their base salaries and initial option grants, these individuals will receive annual bonuses based on their personal performance and the Company's financial performance. These individuals' employment is on an at-will basis. However, each of Mr. Donahue's, Mr. Archbold's and Mr. Poor's employment letter agreements provide that if he is terminated for any reason other than cause, death or disability, as defined therein, he will receive the sum of one year's base salary, calculated at the level of his base salary at the time of termination, and an amount equal to his previous year's bonus, provided that the total amount payable shall not exceed two times his base salary for the year of termination. In connection with their employment letter agreements, Messrs. Donahue, Archbold and Poor also signed agreements which prohibit them from competing with the Company or soliciting employees to compete with the Company for one year following their termination.

CHANGE IN CONTROL AGREEMENTS

    In 2000, the Company entered into change in control agreements with certain members of senior management including Kevin Melia, Robert Donahue, Albert Notini, Rodolfo Archbold, and James Poor.

    The change in control agreements provide that in the event of a termination of an executive's employment for any reason upon change of control, which results in the executive not being offered a management position on comparable terms, the executive will be entitled to receive his or her base salary through the date of termination, together with any pre- and post-termination compensation and benefits payable to the executive under the terms of the Company's compensation and benefit plans. In addition, the agreements provide that any outstanding stock option, restricted stock or other equity awards held by the covered executive will become immediately vested and will remain outstanding for its full term.

    The change in control agreements further provide that in the event of a termination of an executive's employment upon change of control, other than for cause or other stipulated reasons, the Company will be required to pay that executive a lump sum payment in cash equal to 2.5 times the sum of his base salary and target annual bonus for the year in which the covered executive is terminated, in addition to a pro rata portion of the executive's bonus compensation for the fiscal year in which the termination occurs and the benefits discussed above due upon termination of the executive for any reason after a change in control. In addition, the covered executive would be entitled to life, disability, accident and health benefits substantially similar to those provided during the executive's employment, for a period of 18 months, along with a lump sum payment in cash equal to the sum of, any unpaid incentive compensation awarded to the executive for the prior year (and contingent only upon continued employment) and a pro rata portion of all contingent compensation awards for any uncompleted periods under such plan as calculated in the agreement.

    A change in control would occur, among other events, through an acquisition of 40% of the Company's Common Stock by an independent third party, merger or consolidation with another company, acquisition by an independent third party of enough of the Company's stock to replace the existing Board of Directors, or acquisition of all or substantially all of the Company's assets.

                       TRANSACTIONS WITH RELATED PARTIES

STOCKHOLDERS AGREEMENT

    The amended and restated stockholders agreement dated June 22, 2000, as amended, by and among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. (collectively, the "DLJMB Entities"), DLJ ESC II L.P., DLJ First ESC, L.P., DLJ Investment Partners II, L.P., DLJ Investment Funding II, Inc. and DLJ Investment Partners, L.P. (collectively, the "DLJ Entities"), Magnetite Asset Investors L.L.C., specified trusts, Kevin C. Melia, Robert J. Graham, Julie Kent, some of the Company's other stockholders and the Company, restricts transfers of Common Stock by some members of senior management prior to the earlier of:

    - June 23, 2002, the second anniversary of the initial public offering of Common Stock, and

    - the date on which the DLJMB Entities own less than 40% of the Common Stock held by the DLJMB Entities as of January 20, 1995, the date of the execution of the original stockholders agreement.

    Even under the limited circumstances where such transfers of Common Stock are permitted, the transfers are subject to restrictions requiring that each covered member of senior management maintain a specified number of shares of Common Stock. The stockholders agreement further provides that DLJ Merchant Banking Partners, L.P. has the right to appoint a majority of the members of the Board of Directors for so long as the DLJMB Entities own greater than 50% of the outstanding Common Stock. In addition, subject to limitations, the stockholders agreement provides some of the Company's stockholders with demand and piggyback registration rights and contains indemnification provisions relating to registration statements.

INTERESTS OF DONALDSON, LUFKIN & JENRETTE, INC. AND ITS AFFILIATES

    The DLJ Entities, Donaldson, Lufkin & Jenrette Securities Corporation and DLJ Capital Funding, Inc. are affiliates of Credit Suisse First Boston (USA), Inc., formerly Donaldson, Lufkin & Jenrette, Inc., which was acquired by Credit Suisse First Boston in November 2000. In addition, Thompson Dean and Karl Wyss formerly served as Managing Directors of DLJ Merchant Banking, Inc. Mr. Dean currently serves as a Managing Director with Credit Suisse First Boston, the successor to DLJ Merchant Banking, Inc. Both of these individuals are members of the Board of Directors. DLJ Capital Funding, Inc. acted as syndication agent and lender under the Company's then current bank credit facility, for which it received its pro rata share of any repayment of amounts outstanding under that bank credit facility from the proceeds of its initial public offering. In addition, Donaldson, Lufkin & Jenrette Securities Corporation acted as arranger under that bank credit facility, for which it received customary fees and expenses, and acted as lead underwriter in the Company's initial public offering. DLJ Capital Funding, Inc. serves as syndication agent and DLJ Capital Funding, Inc. serves as Lead Arranger for the Company's current credit agreement. Credit Suisse First Boston currently owns approximately 48.7% of the Company's outstanding Common Stock and 167,046 warrants. A provision in the Company's charter documents provides that some of the DLJ Entities may not vote approximately 28% of the shares held by the DLJ Entities until they and the Company comply with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Since 1995, Credit Suisse First Boston
(USA), Inc., formerly Donaldson, Lufkin & Jenrette, Inc. and its affiliates have received fees in the aggregate amount of approximately $12,111,810 under the stockholders agreement and under the Company's past and current bank credit facilities.

RETIREMENT OF SENIOR PREFERRED DEBT

    On June 28, 2000, the Company retired all outstanding shares of its senior preferred stock for approximately $58,951,000. Affiliates of Credit Suisse First Boston (USA), Inc., formerly Donaldson,

Lufkin & Jenrette, Inc. owned approximately 75% of the outstanding shares of the senior preferred stock on that date and received $44,545,500 in connection with the retirement of those shares. Magnetite Asset Investors L.L.C. owned approximately 25% of the outstanding shares of the senior preferred stock on that date and received $14,405,500 in connection with the retirement of those shares.

INDEMNIFICATION AGREEMENTS

    The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in its Restated Certificate of Incorporation and By-laws.

ISSUANCE OF WARRANTS

    In connection with the issuance of the senior preferred stock, the Company issued warrants to purchase 1,160,542 shares of its Common Stock to the DLJ Entities purchasing the senior preferred stock, of which 222,730 were immediately exercisable and 937,812 were placed into escrow. These warrants have an exercise price of $4.80 per share and expire on November 26, 2006. On
January 28, 2000, the DLJ Entities sold 500,000 shares of the senior preferred stock and warrants to purchase 290,136 shares of Common Stock, of which 55,683 were immediately exercisable and 234,453 were held in escrow, to Magnetite Asset Investors L.L.C. On November 26, 2000, the warrants held in escrow were returned to the Company and cancelled. In connection with the Company's initial public offering, the exercise price of the warrants beneficially owned by DLJ and its affiliates were adjusted to equal the public offering price of the shares of Common Stock in this offering and the expiration date was adjusted to be the fifth anniversary of this offering. The warrants permit cashless exercise and contain anti-dilution protection in the case of a stock split, combination, reclassification or other changes to, or sales or issuances of, the Company's Common Stock, including future issuances of options, warrants or convertible securities. As of December 31, 2000, a total of 222,730 of the warrants were outstanding, of which 167,046 were held by the DLJ Entities, 55,684 of which were held by Magnetite Asset Investors L.L.C, and all of which are immediately exercisable.

    On August 31, 1995, the Company issued warrants to purchase an aggregate of 128,008 shares of Common Stock, with an exercise price equal to $4.00 per share, to Bank of America National Trust and Savings Association, or Bank of America, in connection with the execution of the Company's then existing credit agreement. In September 2000, Bank of America exercised all of the warrants it held and acquired 107,241 shares of Common Stock in a cashless exercise.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of two directors who are independent directors. The Committee regularly reviews and approves all the compensation and benefit programs of the Company, the Chief Executive Officer's compensation and also reviews, in conjunction with the Chief Executive Officer, the compensation of the other executive officers. In seeking to attract, retain and motivate top quality professionals, the compensation philosophy emphasizes performance, includes an "at risk" element of compensation, and uses incentives based on the performance of the Company's stock to further align the interests of the Company's executives with the Company's stockholders. Compensation is comprised of three elements: (i) base salary, (ii) annual performance bonus, and (iii) stock options.

    BASE SALARY. The Committee evaluates the responsibilities of the executive position and the executive's experience level and refers to compensation studies provided by third party consultants in setting base salary. Also considered are overall business performance and the individual's contributions to the business.

    ANNUAL BONUSES. Annual incentive bonuses, the "at risk" component of compensation, are based on achieving both individual and corporate objectives and are established at the beginning of each year. These are consistent with and fully support the Company's overall business plan and strategy. Bonuses are targeted at various levels as a percentage of base salary. For 2000 the corporate financial objective of earnings before interest, taxes, depreciation and amortization, as adjusted ("EBITDA") was utilized together with certain personal performance goals, or where appropriate, business unit performance measures.

    STOCK OPTIONS. Stock options are generally granted annually to executives, senior managers and other key employees who contribute to or are deemed to be critical to the Company's success. Options are also used to attract new talent to the Company. As both an incentive and retention device, stock options align an executive's economic interest with that of the Company's stockholders and orient the executive to a more long-term perspective. In determining option awards, the Committee takes into account, the duties and responsibilities of the executive, prior performance, the number and size of prior stock option awards and the benchmark stock option award data drawn from market surveys of peer group companies.

    COMPENSATION FOR THE CHAIRMAN AND CEO. Since founding the Company in 1994, Mr. Melia has demonstrated leadership and the ability to execute the Company's strategy. The Committee has considered compensation levels of CEOs of peer group companies and evaluated the financial performance and overall growth of the Company in establishing Mr. Melia's overall compensation. His annual bonus for 2000 was based on achieving a predetermined level of customer satisfaction, reaching an EBITDA target, completing the Company's initial public offering and delivering new business to achieve the Company's growth targets. The stock option and stock grant component of his overall compensation provided incentive to execute a successful IPO and to ensure close alignment of his interests with those of the Company's stockholders.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executives. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company has structured its option plans in a manner that complies with the performance-based requirements of Section 162(m), and may in the future decide to submit other executive compensation plans for stockholder approval. While the tax impact of compensation is to be considered, it must be evaluated in light of the Compensation Committee philosophy and objectives. Generally, compensation programs will be established which maximize the Company's tax deduction. However, from time to time, the Compensation Committee may award compensation which is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its stockholders.

                                          Compensation Committee
                                          William J. Weyand, Chairman
                                          John F. Fort, III

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Messrs. Weyand and Fort. None of the Company's employees or officers serves on the Compensation Committee. No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in June, 2000 and subsequently amended in March, 2001. A copy of this charter is attached to this proxy statement as Exhibit A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with
PricewaterhouseCoopers LLP, the Company's independent auditors.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

By the Audit Committee of the Board of Directors of the Company

Respectfully submitted,

John F. Fort, III
George Chamillard
Curtis S. Wozniak

                               PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning June 23, 2000 (the date the Common Stock commenced public trading) and ending December 31, 2000, with the cumulative total return of the Standard & Poor's Stock Index (the "S&P 500 Index"), and the Printed Circuit Board Index (the "Peer Group Index"). Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on June 23, 2000 in the Company's Common Stock, the S&P 500 Index and the Peer Group Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       6/23/00  12/29/00
Printed Circuit Board      100     31.17
S&P 500                    100     91.59
MSV                        100     79.76

                                                      6/23/00    12/29/00
                                                      --------   --------
MSV.................................................    $100      $31.17
S&P 500.............................................    $100      $91.59
Printed Circuit Board...............................    $100      $79.76

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such reports furnished to the Company, the Company's internal records and certain written representations provided to the Company by such persons, the Company believes, except as described below, that all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the fiscal year beginning January 1, 2000 and ending December 31, 2000 were satisfied in a timely manner.

    Messrs. Weyand, Chamillard, Fort, and Archbold each filed a late amended Form 5 which reported a single transaction not included in their respective Form 4 filings. Messrs. Weyand and Chamillard each filed a late Form 5 which reported a derivative security not included in their respective Form 3 filings.

                  DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

    In order for proposals submitted to by the stockholders of the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the Company's proxy statement relating to the 2002 Annual Meeting of the Stockholders, such proposals must be received at the Company's principal executive offices no later than December 17, 2001. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement relating to the 2002 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to the applicable regulations of the SEC in effect at the time of such proposal is received.

    A stockholder who wishes to make a proposal at an annual meeting of stockholders of the Company--other than one that will be included in the Company's proxy statement pursuant to Rule 14a-8--must provide the Company with written notice of such proposal, in compliance with the Company's by-laws, not less than 60 nor more than 90 days prior to the anniversary date of the prior year's annual meeting of stockholders; provided that if the annual meeting is not held within 30 days before or after such anniversary date, then such notice must be provided not later than the close of business on the 10th day following the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

                                   EXHIBIT A
                        MANUFACTURERS' SERVICES LIMITED
                            AUDIT COMMITTEE CHARTER

    The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Manufacturers' Services Limited (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements regarding audit procedure and disclosure and (3) the independence and performance of the Company's internal and outside auditors.

    The Committee shall be comprised of at least the minimum number of members and shall conduct at least the minimum number of meetings as required by the rules of the New York Stock Exchange. The Board shall appoint the members of the Committee, who shall meet the independence and experience requirements of the New York Stock Exchange.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Committee shall make regular reports to the Board.

    The Committee shall:

1. Recommend to the Board the appointment of an outside auditor, which firm is ultimately accountable to the Committee and the Board.

2. Evaluate together with the Board the performance of the outside auditor and, if so determined by the Committee, recommend that the Board replace the outside auditor.

3. Review with management and the outside auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including a discussion of the "quality" and not just acceptability of the Company's accounting principles and underlying estimates.

4. Review with management and the outside auditor the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

5. Prepare the report to be included in the Company's annual proxy statement, as required by the rules of the Securities and Exchange Commission.

6. Receive formal written statements periodically from the outside auditor regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company, discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

7. Review any analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

8. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. Review major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditor, internal auditors or management.

10. Approve the fees to be paid to the outside auditor.

11. Consider with management the internal audit charter and scope of activities.

12. Review the appointment and replacement of the senior internal auditing executive.

13. Review any significant reports to management prepared by the internal auditing department and management's responses.

14. Meet with the outside auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain from the outside auditor assurance that Section 10A of the Securities Exchange Act of 1934 has been complied with.

16. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the outside auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

    (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    (b) Any changes required in the planned scope of the internal audit.

    (c) The internal audit department responsibilities, budget and staffing.

18. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and programs and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer, the senior internal auditing executive and the outside auditor in separate executive sessions.

20. Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

    While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws, rules or regulations or any internal rules of the Company.

                                      PROXY

                         MANUFACTURERS' SERVICES LIMITED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoint(s) Alan R. Cormier and Patrick J. Rondeau, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Manufacturers' Services Limited to be held on May 22, 2001 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

----------------                                                ---------------

   SEE REVERSE                                                    SEE REVERSE
       SIDE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

----------------                                                ---------------

/X/      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE.


  1.   Election of Directors.

       Nominees:  (01) William J. Weyand, and (02) Karl R. Wyss.

                      FOR                     WITHHELD
            FOR                                               WITHHELD
            ALL      /  /                      /  /           FROM ALL
          NOMINEES                                            NOMINEES


/  /
     ----------------------------------------
     For all nominees except as noted above


  2.   To approve the adoption of the             FOR       AGAINST     ABSTAIN
       proposal to amend the 2000 Equity
       Incentive Plan to increase the number      /  /        /  /       /  /
       of shares of common stock available
       for issuance under the plan.



  3.   Ratify the appointment of                  FOR       AGAINST     ABSTAIN
       PricewaterhouseCoopers, LLP as
       independent auditors.                      /  /        /  /       /  /


  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                          /  /


  MARK HERE IF YOU PLAN TO ATTEND THE MEETING                            /  /

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature:_______________________________________ Date: _______________________


Signature: ______________________________________ Date: _______________________